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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated August 24, 2012, except as it relates to the effects of discontinued operations discussed in Note 1 and the change in the presentation of comprehensive income discussed in Note 2, as to which the date is December 14, 2012, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in JDS Uniphase Corporation's Current Report on Form 8-K dated December 14, 2012. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California
January 18, 2013

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM